UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2005

IMMUNICON CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-50677	23-2269490
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 Masons Mill Rd., Suite 100, Huntingdon Valley, Pennsylvania	19006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (215) 830-0777

Not applicable.

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2005, Immunicon Corporation (the “Company”) issued a press release announcing that it will receive $19,655,034.50 in gross proceeds from a direct placement of 4,137,902 shares of its common stock pursuant to its effective shelf registration statement on Form S-3 (File Number 333-124714). Legg Mason Wood Walker, Incorporated and First Albany Capital Inc. served as placement agents in the offering. The information in the press release dated June 29, 2005 is incorporated herein by reference and filed as Exhibit 99.1 hereto.

The Company filed with the Securities and Exchange Commission (the “Commission”), on June 29, 2005, a prospectus supplement dated June 28, 2005 relating to the issuance and sale of the common stock. In connection with the filing of the prospectus supplement with the Commission, the Company is filing the placement agency agreement relating thereto, as Exhibit 1.1 hereto and the legal opinion of the Company’s counsel, Morgan, Lewis & Bockius LLP, as to the validity of the common stock of the Company, as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

1.1	Placement Agency Agreement, dated as of June 28, 2005, among Immunicon Corporation, Legg Mason Wood Walker, Incorporated and First Albany Capital Inc.

5.1	Opinion of Morgan, Lewis & Bockius LLP.

99.1	Press Release dated June 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNICON CORPORATION

Date: June 29, 2005	By:	/s/ JAMES G. MURPHY
	Name:	James G. Murphy
	Title:	Senior Vice President, Finance and Administration, and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document
1.1	Placement Agency Agreement, dated as of June 28, 2005, among Immunicon Corporation, Legg Mason Wood Walker, Incorporated and First Albany Capital Inc.

5.1	Opinion of Morgan, Lewis & Bockius LLP.

99.1	Press Release dated June 29, 2005.